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                                                                    Exhibit 10.3

                         PURCHASE AND LICENSE AGREEMENT
                            FOR APPRO SYSTEMS, INC.,

         AGREEMENT made this 12th day of July, 1995, by and between LONG BEACH ACCEPTANCE CORP., having its principal office and place of business at 690 Kinderkamack Road, Oradell, NJ 07649, (hereinafter referred to as "Purchaser"), and APPRO Systems, Inc., a Louisiana corporation, having an office and place of business at 9489 Interline Avenue, Baton Rouge, Louisiana 70809 (hereinafter referred to as "APPRO").

         Under these terms and conditions, APPRO will: 1) furnish such licensed programs to Purchaser, 2) furnish licensed optional materials in support of such licensed programs, 3) grant to Purchaser a nontransferable and non-exclusive license to use the licensed program materials, and 4) provide program services and maintenance, all as described herein. Purchaser agrees with respect to the licensed programs to accept the responsibility for: 1) their selection to achieve Purchaser's intended results, 2) their use, and 3) the results obtained therefrom.

                              W I T N E S S E T H:

1.       AGREEMENT TO SELL AND GRANT OF LICENSE. APPRO SHALL:

         1.1. offer to sell to Purchaser any or all of the optional software and equipment listed in Exhibit "A" hereto (hereinafter referred to as the "Equipment"); Prices quoted will be guaranteed for ninety days from the date of this Agreement;

         1.2. develop for Purchaser the custom software listed in Exhibit "C" hereto (hereinafter referred to as the "Custom Software");

         1.3. grant Purchaser a nontransferable and non-exclusive perpetual license to use the following, on the Equipment as described in Exhibit "A" hereto (hereinafter referred to as the "Equipment"):

                  1.3.1.   the Custom Software;

                  1.3.2. certain data processing programs other than the Custom Software, consisting of a series of instructions or statements in machine readable form and certain related materials as described in Exhibit "B" hereto (hereinafter referred to as the "Licensed Programs");


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                  1.3.3.   certain machine readable or printed materials not
                           included in a Licensed Program which APPRO has designated for use in connection with a Licensed Program (hereinafter referred to as the "Licensed Optional Materials") (the Licensed Programs and Licensed Optional Materials are hereinafter collectively referred to as the "Licensed Program Materials"); and

         1.4. provide program services to Purchaser as described herein (hereinafter referred to as the "Program Services").

         The Equipment, Licensed Program Materials and Custom Software are hereinafter collectively referred to as the "System."

2.       COMPENSATION

         2.1. Purchaser agrees to pay and APPRO agrees to accept the sum of Eighty Four Thousand Eight Hundred ($84,800.00) dollars for the System supplied by APPRO.

         2.2. For each Custom Software Program or group of Custom Software programs, Purchaser agrees to any additional costs made necessary or resulting from changes requested and agreed to by Purchaser. Such changes will be made at APPRO's prevailing programming rate, which is $100. per hour on the date of this Agreement. Any changes requested by Purchaser in the Custom Software Program or group of Custom Software Programs subsequent to the effective date of this Agreement must be in writing.

         2.3. Purchaser shall pay APPRO as a down payment the sum of Thirty Eight Thousand Two Hundred Eighty Eight ($38,288.00) dollars which is forty (40%) percent of the cost of the System and Software Maintenance Support Services Fee within fifteen (15) days of the date this Agreement is executed by Purchaser. Purchaser shall pay APPRO an additional Thirty Eight Thousand Two Hundred Eighty Eight ($38,288.00) dollars within forty five (45) days of the date of this agreement. Purchaser shall pay APPRO the remaining amount due for the Licensed Program Materials and Software Maintenance and Support Services Fee and the price for all completed Custom Software within thirty
                  (30) days after the following has occurred:

                  2.3.1.   Purchaser has either:



                           2.3.1.1. notified APPRO in writing that the System
                                    has been delivered to Purchaser, that
                                    APPRO's personnel have completed the
                                    Installation and Training Services set forth in paragraphs 3 and 4 hereof, and that Purchaser has determined that the System has the capabilities listed in paragraph 5 hereof, or

                           2.3.1.2. used the System for productive purposes (the
                                    term "productive purposes" shall mean use of the System to process applications for new accounts after the initial thirty (30) day testing period described in paragraph 3 hereof); and

                  2.3.2. APPRO has submitted a statement to Purchaser of the amount owed by Purchaser for the system.



         2.4.     In addition to the price of the System, Purchaser shall pay:

                  2.4.1. all reasonable costs associated with shipping the Equipment to Purchaser;

                  2.4.2. the cost of insurance on the Equipment during shipment; and

                  2.4.3. all taxes, including, without limitation, sales and use taxes and any other taxes that may be imposed on the sale of the System, but exclusive of any local, state or federal income tax applicable to the net income or gross receipts of APPRO.


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         2.5.     If Purchaser cancels this Agreement before delivery of any component part of the System, then the down payment shall be forfeited and become the property of APPRO unless APPRO fails to deliver and install the System in accordance with paragraph 3 contained herein. This agreement may be canceled if the System fails to pass acceptance testing in accordance with paragraph 3. In this event, APPRO will return the down payment to Purchaser and Purchaser will immediately return and discontinue use of the System and duly certify that all copies of the Licensed Program Materials and Custom Software have been destroyed and returned to APPRO.

3.       DELIVERY, INSTALLATION, AND ACCEPTANCE TESTING.

         APPRO shall deliver and install the System at Purchaser's premises at 690 Kinderkamack Road, Suite 203, Oradell, NJ 07469. For a period of thirty (30) days following delivery and installation of the System at Purchaser's site, Purchaser shall be entitled to use the System in an acceptance testing period, and such usage shall not in any event be considered as acceptance of the System. Acceptance testing requirements shall be met if the System performs those functions set forth in paragraph 5. If the acceptance testing discloses deficiencies in the System, Purchaser shall promptly notify APPRO of such failure, and APPRO shall correct such deficiencies at no cost to Purchaser within twenty (20) days. Thereafter, Purchaser shall have an additional fourteen (14) days within which to repeat any applicable acceptance test relating to the affected program. Purchaser may continue to operate the unaffected programs during this additional testing period by paying the amount due less the cost of the affected program.

4.       INSTALLATION AND TRAINING SERVICES.

         4.1. APPRO shall install the System on the Equipment provided by Purchaser and APPRO during its normal working hours and as agreed to by Purchaser. At least fifteen (15) days prior to the delivery date, the installation site will be prepared by Purchaser at its expense according to instructions outlined in the "Installation Planning Guide." Purchaser shall be responsible for and shall furnish all necessary labor to unpack and place the Equipment. If installation by APPRO is prevented by local law, union agreement, or otherwise, APPRO will supervise the installation and Purchaser mill bear any additional costs occasioned thereby.

         4.2. APPRO shall train Purchaser's personnel to use the System and shall complete such training at the time the System is delivered and installed. Purchaser shall pay the amount specified in Exhibit "C" for this installation and training. In addition to the fee specified in Exhibit "C", Purchaser shall reimburse APPRO for the reasonable living expenses of APPRO's personnel during such installation and training plus reasonable travel expenses from Baton Rouge to Purchaser's installation site. APPRO shall submit an itemized statement accompanied by receipts for its personnel's living expenses in writing to Purchaser and Purchaser shall reimburse APPRO for such expenses within thirty (30) days of receiving such statement.


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5        CAPABILITIES OF THE SYSTEM

    PERFORMANCE

         - The System will perform within a response time limitation of three to five seconds for basic inquiry and data entry functions, excluding queries and report extracts.

    APPLICATION ORIGINATION

         -        Select all programs from easy to use menus.

         -        Identification of incomplete applications.

         - Online error checking for successful purchase of credit report.

         - Critical path processing of Instant Credit applications provides rapid completion of rush applications even when a credit report is required.

         -        Process multiple products on one application.

         -        Process multiple applicants on one application.

         - Entry of partial application data with status tracking of incomplete applications.

         -        User-definable help files.

         -        Electronic routing to specific personnel.

         - Unique identification of each channel differentiates sources from points of distribution.

         - Product worksheets capture details about the credit product requested.

         - Automatic prefill of city and state when zip/postal code entered.

         - Bypass credit bureau retrieval processed based on user selection.

    CREDIT BUREAU ACCESS AND INTERPRETATION

         - Routes credit bureau report requests by zip/postal code based on user-maintained zip code tables.

         - Obtains credit reports from Equifax, Trans Union, TRW or affiliated credit bureau networks at 14.4 baud, including automatic dialing, log-on and inquiry formatting.

         - Instantly re-routes requests for credit reports to a secondary vendor when the primary vendor is down or slow.


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         -        Electronic processing of credit history with computer analysis including common summarization, automatic debt to income calculation, application of user-selected review rules, and automatic decline reason assignments.

         - Automatic approval or decline of applications with automatic fax delivery of credit decisions to source of applications.

    ANALYST

         -        Select all programs from easy to use menus.

         -        Track applications with user-definable special status codes.

         - User notes and comments on each application are stored in a user-definable comment file for viewing and modifications.

         - Automatic routing of applications to verification work queues based on decision rule strategy and user selected destinations.

         -        Cancel applications.

         - Choose which applicant(s) to pull a secondary credit report on.

         - Retrieve a joint credit bureau report with only one request to the credit bureau.

         - Compare credit line assignment to loan authority of credit analyst and route applications accordingly.

         -        Redecision applications once approved.

         - Identification of incomplete applications and production of letters requesting missing application data.

         - Income calculator function to facilitate totaling of applicant's income from multiple sources.

         -        Easily re-order additional credit report when warranted.

         -        Process multiple applicants on one application.

         -        Process multiple products on one application.

         -        Edit applicant data.

         - Speed Scan through credit report to quickly view problem areas.

         - Applications for large lines are electronically routed to loan officers with the appropriate lending authority.

         - Access to all functions in Application Origination and Verification programs.

    DECISION RULE STRATEGY

         -        Select all programs from easy to use menus.


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         -        Artificial intelligence database stores over one hundred
                  decision rule strategies.

         -        Implements proprietary and standard score cards.

         -        Tailor decision rule strategies to vary by product type.

         - Supports up to ten credit scoring algorithms (programs for scoring algorithms are sold separately).

         - Automatic approval/decline decisions based on decision rule strategy with automatic routing to appropriate work queues.

         - Prioritization of work queues with provisions for rush application decisioning and re-routing of applications to different queues.

         - Automatic calculation of debt/income ratio based on application and credit bureau information.

         -        Automatic calculation of loan/collateral value ratio.

         -        Automatic calculation of credit limit/income ratio.

         - Special handling of trades with missing payments, ECOA designations, etc.

         -        Maintain decision strategy parameters in user defined tables.

         - Implements credit reporting agency subscriber code based on products.

    FRAUD PREVENTION

         -        Select all programs from an easy to use menu.

         - Instantly detect potential frauds by checking both internal online fraud file including comparison of name, address, social security number, and phone number of known fraudulent and high risk conditions (such as prisons, mail drops, etc.)

         -        Access credit bureau vendor fraud products.

         - Check for duplicate applications by comparing name, address, and social security number of each newly entered application to the entire application inventory.

         - Maintain a fraudulent application file including name, address, phone number and social security number.

    LETTER GENERATION

         - Automatic selection of reasons for decline or reasons for condition/additional information.

         - Automatic production of decline letters to include name, address and telephone number of consumer reporting agency.

         -        Automatic production of approval letters.

         - Sort letters by application status, source, postal code, type code, or by loan officer with up to three fields.



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         -        Print letters to a file and/or a printer.

    REPORTS

         - Flexible reporting capabilities allow user-definable reports to be generated on any data that is stored.

         -        Select all programs from an easy to use menu.

         - Quantify, qualify and age pending applications, for online display and printed reports.

         -        Print dealer/branch/correspondent directories.

         -        Print mailing labels.

         - Track application volumes, approval ratios and turnaround time by source, using alphanumeric error-checked source code.

         - Track application volumes, approval ratios and turnaround times by product using an error-checked product code.

         - Access application data files directly from third party spreadsheet or database products using Microsoft SQL Server ODBC drivers.

         - Send and retrieve information from Issuer's Clearing House (separate license required).

         - Provide the daily and ad hoc reports for tracking of application activity listed below:
                  1.   Source Performance
                  2.   Volume
                  3.   Type
                  4.   Reasons
                  5.   Analyst Performance
                  6.   Canceled Today
                  7.   Channels
                  8.   Contacts
                  9.   Daily Activity Summary
                  10.  Disposition Log
                  11.  Entered Today
                  12.  Quality

    INQUIRY

         -        Select all programs from an easy to use menu.

         - Instantly inquire on an application by name, address, social security number, and source.

    WORKFLOW MANAGEMENT

         - Electronic routing facility provides users with a easy-to-identify listing of applications in the work queue.

         - Automatic queuing of applications to analysts on a first-in, first-out basis with priority given to rush applications.


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         -        Reassign work queues to different personnel online.

         -        Review online work queues in process.

         - Route applications to appropriate processing teams as necessary based on channel or products.

         - Graphical display of production queues for faxback and credit bureau access processes.

    SYSTEM ADMINISTRATION

         -        Select all operator functions from an easy to use menu.

         - Control system performance through user maintainable control tables for User authorizations (sign-on security for specific function levels, membership to special processing teams)
                  1.   Decision Matrices
                  2.   Credit bureau assignments by zip/postal code
                  3.   Credit bureau subscriber numbers and passwords
                  4.   Consumer referral addresses
                  5.   Adverse action, condition and override reasons
                  6.   Application channels
                  7. Vendor preferences for title searches, flood searches, etc. based on states or channels
                  8.   Analyst loan officer, or buyer files
                  9.   Processing team memberships for special routing
                  10.  Analyst override authority
                  11.  Product types
                  12.  Letter templates
                  13.  Fax templates

         -        Password security on user-selected functions.

         - Change sign-on identification/operator access levels in a user-maintainable table.

         - Use online help screens to identify particular screens to use or assist operator with coding within a screen.

         In addition, the Custom Software as specified in Exhibit C hereto will be provided.

6.       OPERATING REQUIREMENTS.

         Purchaser shall provide a suitable operating environment as outlined in the "Installation Planning Guide" for the System.

7.       SOFTWARE LICENSE/CONFIDENTIALITY.


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         7.1.     The license granted to Purchaser pursuant to this Agreement authorizes Purchaser to use the System. Purchaser agrees that it "will not sub license, assign or transfer any Licensed Program Materials, Custom Software or copies thereof without APPRO's prior written consent, which consent shall not be unreasonably withheld, provided, however, the Purchaser may assign or transfer same without consent to any subsidiary or affiliate of the Purchaser or Purchaser's parent, or any entity with which the Purchaser or its parent may merge, or to whom the Purchaser or Purchaser's parent may sell all or substantially all of its assets, or with whom the Purchaser or Purchaser's parent may enter into arrangements to finance the purchase of the System hereunder.

         7.2. Purchaser acknowledges and agrees that the Licensed Program Materials, Custom Software, trade secrets, ideas, research, methods, manuals, procedures, systems, improvements, enhancements, copyrighted or other materials, and any other information or property of APPRO shall remain the sole and exclusive property of APPRO and is provided to Purchaser in trust and confidence and shall be deemed confidential for purposes of this Agreement. Purchaser agrees to keep the aforesaid information and property of APPRO confidential and to use it only for the purposes and in the manner contemplated by this Agreement. Purchaser agrees that it, or any of its agents, employees, owners, or representatives, shall not copy, alter, or make the Licensed Program Materials, Custom Software, operations manual or portions thereof, or any other confidential information or property, available to third parties without APPRO's prior written consent. Purchaser agrees to enforce the terms of these provisions as to its agents, employees, representatives, and owners. Purchaser further hereby grants APPRO the right but not the obligation, to enforce these provisions in APPRO's name against any such agents, employees, owners, or representatives violating the above provisions.

         7.3. The license granted pursuant to this Agreement shall begin on the date this Agreement is executed by the parties to this Agreement and continue thereafter unless and until terminated:

                  7.3.1. by Purchaser at any time on not less than thirty (30) days prior written notice, or

                  7.3.2. by APPRO, in the event that Purchaser breaches any of its obligations with regard to the Licensed Program Materials, the Custom Software, the operating manuals, or any provisions of this Agreement on not less than thirty (30) days prior written notice; provided, however, that APPRO's notice shall specify the breaches committed by Purchaser and Purchaser shall have the right to cure such breaches before the termination date.

                  Upon termination of the Agreement by either party, Purchaser shall return all Licensed Program Materials, Custom Software, operating manuals and all other property and confidential information and materials of APPRO promptly after the termination of this Agreement, and Purchaser shall not retain any copies thereof.

8.       PROGRAM SERVICES.

         8.1. In the event Purchaser discovers any discrepancy (as described herein) within ninety (90) days of acceptance in a Licensed Program or Custom Software Program after the testing period specified in paragraph 3 hereof, APPRO shall provide the following Program Services free of charge: APPRO shall correct any such discrepancy by:

                  8.1.1. reprogramming or replacing the Licensed Program or Custom Software program, or

                  8.1.2. issuing instructions to Purchaser concerning correction of the discrepancy or a method of bypassing the discrepancy.


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                  APPRO shall provide such Program Services only if it is
                  notified of any discrepancy in a Licensed Program or Custom Software and is provided information required by APPRO. As used in this Agreement, the term "discrepancy" shall mean the System failure to possess a capability listed in paragraph 5 hereof or a capability of the Custom Software.

         8.2. For any Licensed Program, APPRO shall have the right to charge for program services requested by Purchaser to the extent they are not specified as provided without additional charges. APPRO shall have the right to charge for any effort which results from providing program services requested by Purchaser for an altered licensed program, operator error, a release which is not current, equipment malfunction, or failure of the Purchaser to provide a suitable operating environment. Charges for these program services are provided in the software maintenance contract attached hereto and made a part hereof as Exhibit "D".

9.       SUBSEQUENT RELEASES OF LICENSED PROGRAMS.

         9.1. At the time the System is delivered to Purchaser, APPRO shall provide the latest available release of the Licensed Program Materials. APPRO shall provide to Purchaser and grant Purchaser a license to use any subsequent release of Licensed Program Materials issued by APPRO, in accordance with the terms of this Agreement, at a price not to exceed 50% of the then current retail price of the release.

         9.2. APPRO reserves the right to alter the designations of any software in order to reflect changing policy and/or support requirements during the life of the software. Ongoing software support and charges, therefore, shall be in accordance with APPRO's commercial prices in effect at the time software or support is requested. APPRO reserves the right, after the expiration of three years from the date of this Agreement, to withdraw software support should APPRO in its sole discretion determine that continued support for the software is no longer economically feasible, considering possible obsolescence and similar factors. However, APPRO shall maintain software support for the latest version and the next most current version of such software and make such support available to Purchaser for at least three years from the date of this Agreement. APPRO shall provide one hundred eighty (180) days notice of any subsequent software support withdrawal or any change in license fee transaction charges.

         9.3. APPRO agrees to maintain on deposit at all times with the Escrow Agent defined below a then-current copy of (i) the software in machine-readable object code, (ii) user documentation relating to the System, (iii) manuals for the operation of the System and (iv) a copy of the Source Code, all of the foregoing as from time to time enhanced and modified. In the event APPRO of any successor to APPRO, by reason of a general cessation of business, the filing of a petition in bankruptcy, an adjudication of bankruptcy, or the withdrawal of software support, fails to provide the system or any maintenance thereof in accordance with this Agreement, Purchaser, upon request to the Escrow Agent, shall have the right, both under this Agreement and as a third party beneficiary of APPRO's Agreement with the Escrow Agent, to obtain copies of such materials to use in maintaining the System under this Agreement. The Escrow Agent shall be a financial institution located in Baton Rouge, Louisiana, and satisfactory to both parties hereto. APPRO shall forthwith provide to Purchaser a copy of APPRO's Agreement with the Escrow Agent.

10.      WARRANTY.

         EXCEPT TO THE EXTENT PROVIDED IN SECTION 8.1 OF THIS AGREEMENT, APPRO DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER TO ALL OR ANY PART OF THE


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         SYSTEM OR ANY ITEM CONVEYED TO PURCHASER IN THIS AGREEMENT INCLUDING,
         BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THOSE SPECIFIED IN THE LOUISIANA CIVIL CODE.

         Except to the extent provided in Section 8.1 of this Agreement, APPRO specifically does not warrant that the functions contained in a licensed program will meet Purchaser's requirements or will operate in the combinations which may be selected for use by Purchaser, or that the operation of the licensed program will be uninterrupted or error free.
         APPRO hereby assigns its interest in any manufacturer's warranty applicable to the Equipment conveyed under this Agreement to the Purchaser.

11.      WARRANTY OF TITLE.

         APPRO warrants to Purchaser that the title to the System conveyed hereunder shall be good; its transfer rightful; and the System hereunder shall be free and clear of any security interest, lien, or other encumbrances and that it has full power and authority to grant the rights granted by this Agreement to Purchaser with respect to the Licensed Program Materials and the Custom Software, and that the use thereof by Purchaser will not in any way constitute an infringement or other violation of any copyright, trade secret, trademark, patent, invention, proprietary information, nondisclosure, or other rights of any third party.

12.      ASSIGNMENT.

         Any assignment of this Agreement by either APPRO or Purchaser without the express written consent of the other party hereto, such consent not to be unreasonably withheld, shall be void, provided, however, that Purchaser may without APPRO's consent, assign all or any part of its right, title, and interest under this Agreement to anyone to whom the Licensed Program Materials, Custom Software or copies thereof may be assigned without APPRO's consent pursuant to Section 7.1 of this Agreement.

13. LIMITATION OF REMEDIES. APPRO'S ENTIRE LIABILITY AND THE PURCHASER'S EXCLUSIVE REMEDY SHALL BE AS FOLLOWS:

         13.1. In all situations involving performance or nonperformance of licensed programs furnished under this Agreement, Purchaser's remedy is:

                  13.1.1.  the correction by APPRO of program discrepancies, or

                  13.1.2. if, after repeated efforts, APPRO is unable to correct any program discrepancies, Purchaser shall, at Purchaser's option, either (a) be entitled to recovery of the purchase price of only those programs which cannot be corrected by APPRO or (b) be entitled to return the entire System to APPRO and receive a full refund of the purchase price.

         13.2. If any third party claim causes Purchaser's quiet enjoyment and use of the Licensed Program Materials and the Custom Software to be seriously endangered or disrupted, APPRO shall:

                  13.2.1. replace the same, without charge, with a compatible, functionally equivalent and non-infringing product; or

                  13.2.2.  modify the same to avoid the infringement; or

                  13.2.3. obtain a license for Purchaser's continued use of the same at no additional charge to Purchaser; and


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                  13.2.4.  indemnify and hold harmless Purchaser from and
                           against all damages, expenses, liabilities and costs of any nature, including attorney's fees, incurred in connection with such claim.

         13.3.    If any replacement or modification made pursuant to Section
                  13.2.1 or Section 13.2.2., respectively, contains any discrepancy as defined in Section 8.1. which is not corrected after repeated efforts, Purchaser shall, at Purchaser's option, either (a) be entitled to recovery of the purchase price of only those programs which cannot be corrected by APPRO or (b) be entitled to return the entire System to APPRO and receive a full refund of the purchase price.

         13.4. For any other claim whatsoever, including, but not limited to, claims concerning performance or nonperformance, or for any cause whatsoever, regardless of the form of action, whether in contract or tort including negligence, or any other claim in any way related to the subject matter of this Agreement, APPRO's entire liability shall be limited to the original purchase price less the reasonable cost of use by the Purchaser.

14.      INDEMNIFICATION AND ASSISTANCE IN LITIGATION.

         Each party (the indemnifying party) shall indemnify and hold harmless the other (the indemnified party) and its officers, employees, agents and assigns against any expense, loss, claim, suit, liability and the like, including reasonable attorney fees and costs, arising by reason of any act or omission by the indemnifying party or any of its officers, employees, agents or assigns. With respect to any such expense, loss, claim, suit, liability or the like, each indemnified party shall notify the other, permit participation in the defense thereof, and not settle without the approval of the other party.

15.      FORCE MAJEURE.

         Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, riots, acts of war, epidemics, governmental regulations enacted after the fact, fire, communication line failures, power failures, earthquakes or other disasters. APPRO shall not be responsible for any delay or failure of delivery resulting from difficulty in obtaining materials, labor or transportation, energy shortage, delay in shipment by APPRO's suppliers, or any other cause beyond its reasonable control.

16.      CANCELLATION.

         In the event either Purchaser or APPRO defaults in the performance of any of the terms and conditions of this Agreement, the party not in default may terminate this Agreement thirty (30) days after sending written notice to the other party, provided, however, that the party in default shall have the right to cure such default by performing as provided in the Agreement within such thirty (30) day period.

17.      ACCESS AND CONFIDENTIALITY.

         17.1. Purchaser shall permit APPRO access to Purchaser's premises, during Purchaser's normal business hours for any reason arising out of or in connection with Purchaser's obligations under this Agreement. However, APPRO must give Purchaser at least seventy two (72) hours advance notice of an intended visit, APPRO must be accompanied by an employee of Purchaser at each such visit.

         17.2. APPRO acknowledges and agrees that everything in Purchaser's offices and all data, ideas, research, methods, procedures and any other information or property of Purchaser shall remain the sole and exclusive property of Purchaser and is provided to APPRO in trust and confidence and shall be deemed confidential for purposes of this Agreement. APPRO agrees to keep the aforesaid confidential and to use it only for the purposes and in the manner contemplated by this Agreement. APPRO agrees that neither it nor any of its agents, employees, representatives or owners shall copy, alter or make the aforesaid, or any other of Purchaser's confidential information or property, available to third parties without Purchaser's prior written consent. APPRO agrees to enforce the terms of this Section 17.2. against its agents, employees, representatives and owners. APPRO further hereby grants Purchaser the right but not the obligation to enforce such terms in Purchaser's name against any such agents, employees, representatives or owners.

18.      NOTICES.

         Any notice required to be given hereunder by either party to the other party shall be in writing and shall be effected by certified mail, postage prepaid and return receipt requested. Notices shall be addressed as set forth below. Either party may notify the other party of any change in its address by written notice in accordance with the requirements of this paragraph.

         APPRO:           APPRO Systems, Inc.,
                          9489 Interline Avenue
                          Baton Rouge, LA 70809
                          ATTENTION: Craig Uffman

         PURCHASER:       Long Beach Acceptance Corp.
                          690 Kinderkamack Road
                          Oradell, NJ 07649
                          ATTENTION: Mr. B. R. Fitzgerald,
                                     Executive Vice President

19.      GENERAL.

         19.1. This Agreement is, and is intended by the parties to be, the final expression and the complete and exclusive statement of all the terms of the Agreement between the parties. The parties acknowledge that this Agreement (including the attached Exhibits) constitutes the entire Agreement with the parties, and no covenant, condition, or other term, or provision may be canceled, waived, or modified by a subsequent oral agreement. The parties hereto further expressly agree, as part of the consideration for entering into this Agreement, that any cancellation, waiver, or modification of this Agreement shall be absolutely null and without effect if it is not in writing and signed by all parties.

         19.2. The failure to require strict compliance or performance of any one or more terms of this Agreement on one or more occasions shall not be deemed a waiver of that or any other term or condition on that or any other occasion. Any waiver of a right or remedy under this Agreement must be contained in writing and signed by the waiving party.

         19.3. APPRO agrees, in performing any work required by this Agreement, not to discriminate against any worker because of race, creed, color, sex, or national origin.

         19.4. The rights and duties of the parties hereunder shall inure to the benefit of and be binding upon their respective successors and assigns.

         19.5. Captions appear in this Agreement only for convenient references and they shall not affect the meaning of any provisions herein.

THE PURCHASER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO ALL TERMS AND CONDITIONS STATED HEREIN.

IN WITNESS WHEREOF, each party has executed this Agreement as of the day and year first above written.

               APPRO SYSTEMS, INC.,

ATTEST:  /s/ Craig Uffman
       ---------------------------

By:      Craig Uffman
   -------------------------------

Title:   Vice President
      ----------------------------

        LONG BEACH ACCEPTANCE CORP.

ATTEST   /s/ Kevin T. Riordan
      ----------------------------

By:      Kevin T. Riordan
   -------------------------------

Title:   President
      ----------------------------

EXHIBIT A - SYSTEM
CONFIGURATION

Purchaser shall provide Equipment in accordance with the APPRO Facility Preparation Guide, as modified from time to time.

Based on information you provided, we recommend an APPRO MP-100 System with the following configuration or with any other configuration that meets or exceeds the performance of the following:


FILESERVER &          1   Compaq 486DX2/66, 16MB RAM, 2GB Hard Disk (a second             Supplied by
                          hard disk for duplexing is highly recommended)                  Purchaser
DATABASE SERVER       1   Compaq Proliant 2000 (or equivalent Pentium PC with             Supplied by
                          minimum of 64MB RAM, standard 340MB Hard Disk Drive             Purchaser
                          plus (2) additional 32-bit Fast SCSI II Controllers and
                          two (2) 4GB Hard Disk Drives (choice of Raid 1 or Raid 5
                          configuration)

                      1   MS-SQL Server software for Windows NT, Version 4.21a            Supplied by
                                                                                          Purchaser

                      1   MS-NT Server software V3.5 or higher                            Supplied by
                                                                                          Purchaser

                      1   Hayes Optima 14.4K (or 100% compatible) External modem          Supplied by
                          for SQL Server support                                          Purchaser

                      1   Best 1.4KV UPS w/Smart shutdown                                 Supplied by
                                                                                          Purchaser

PERSONNEL             Each Compaq 486DX/33, 16 MB RAM recommended                         Supplied by
                                                                                          Purchaser
WORKSTATIONS

CREDIT BUREAU         2   Compaq 486 DX/33, 16 MB RAM recommended                         Supplied by
                                                                                          Purchaser

SERVERS               2   Hayes Optima 14.4K External Modem (or 100% compatible)          Supplied by
                                                                                          Purchaser


                                                                              16

OUTBOUND FAX          1   Compaq 486DX/33, 16 MB RAM & 120 MB Hard Disk                   Supplied by
                                                                                          Purchaser

SERVER(S)             2   Gammafax CPi Intelligent Fax Board & software                   Supplied by
                          (no substitutions)                                              Purchaser

                      2   RightFax V4.0 software licenses for # of boards used            Supplied by
                          (NT LAN requires NT version, OS/2 or Netware LAN                Purchaser
                          requires OS/2 Version)

DOCUMENT              1   Compaq 486DX2/66, 16 MB RAM & 120 MB Hard Disk                  Supplied by
                                                                                          Purchaser

SERVER(S)             1   MS-Word for Windows V6.0 & Windows for Workgroups V3.11         Supplied by
                                                                                          Purchaser

HOST INTERFACE/       1   Compaq 486DX/33, 16MB RAM recommended                           Supplied by
                                                                                          Purchaser

GATEWAY SERVER        1   3270 ICOT OmniPath 3270 Gateway products w/Ksaver option        Supplied by
                                                                                          Purchaser

                      1   3270 ICOT Gateway Operating Software for 5LU                    Supplied by
                                                                                          Purchaser

MONITORS              Each Compaq 14" Color SVGA Monitor (1 required for each             Supplied by
                           workstation)                                                   Purchaser

PRINTERS              1   HP Laser Printer IV w/ 8MB RAM                                  Supplied by
                                                                                          Purchaser


                                                                              17

NETWORK &             1   Intel 12-Port EISA Hub Adapter (Includes NIC for Fileserver     Supplied by
                          and 2 Harmonica Connector Units),                               Purchaser

MISCELLANEOUS         Each Intel EtherExpress 16 NIC, 10BaseT cabling & connectors        Supplied by
                            (for all stations)                                            Purchaser

HARDWARE              Each MS-DOS 6.2 or later                                            Supplied by
                                                                                          Purchaser

                      1   Conner 4.0 GB, 4mm DAT Tape Drive & 5-pack of tapes             Supplied by
                                                                                          Purchaser

                      1   Crystal Reports V3.0 Software                                   Supplied by
                                                                                          Purchaser

                      1   PC Anywhere for DOS V5.0 or higher                              Supplied by
                                                                                          Purchaser

                      1   Best Systems 2.1 KVA Uninterruptible Power Supply               Supplied by
                                                                                          Purchaser

                      1   Hayes 14.4K External Modem (For Product Support Purposes)       Supplied by
                                                                                          Purchaser

                      1   Novell 386 3.12 Operating System (50 Nodes)                     Supplied by
                                                                                          Purchaser

TOTAL HARDWARE                                                                            Supplied by
                                                                                          Purchaser

                                EXHIBIT B


13-JUNE-95
PRODUCT NAME                                          QUANTITY              UNIT PRICE          EXTENDED PRICE

LICENSED SOFTWARE TO BE SUPPLIED BY APPRO

APPRO W-100 V4.0 System Software                         1                  $50,000.00           $50,000.00

APPRO Auditor System 4.0 (Indirect Lending
Loan Verification, Cashing and Discounting)              1                  $15,000.00           $15,000.00

APPRO On-Line Carbook - Automated Car
Valuation Module (NADA, Bluebook or other
such approved vendor - excludes annual NADA
or other vendor subscription fee and APPRO
$40.00 monthly maintenance/update charge)                1                  $7,800.00             $7,800.00

TOTAL LICENSED SOFTWARE COSTS                                                                    $72,800.00


                                  EXHIBIT C


13-JUNE-95
PRODUCT NAME                                          QUANTITY              UNIT PRICE          EXTENDED PRICE

CUSTOM SOFTWARE TO BE SUPPLIED BY APPRO
APPRO CONSULTING

INSTALLATION AND TRAINING

Three Weeks Total Training/Installation -
Two (2) Weeks On-Site, One Week for APPRO
System Administration Training in Baton Rouge,
plus two days Consulting. Excludes related travel
expenses and airfare/ (If WAN Installed, Additional
On-Site Time Will Be Billed Separately)                                                           $12,000.00

ESTIMATED COSTS OF CUSTOM SOFTWARE PRODUCTS TO BE SUPPLIED BY APPRO                               $12,000.00

                                    EXHIBIT D

                              APPRO SYSTEMS, INC.,
               SOFTWARE MAINTENANCE AND SUPPORT SERVICES AGREEMENT

1.       SOFTWARE MAINTENANCE SERVICES

         APPRO Systems, Inc., shall provide and Purchaser agrees to the following software maintenance services free of charge:

         1.1. Modifications to the Software which are designated by APPRO Systems, Inc., as improvements, but not modifications designated as enhancements for which APPRO Systems, Inc., charges separately.

         1.2. Correction of Software errors to the extent reasonably possible provided that all improvements previously provided to User have been installed by User.

         1.3.     Updated documentation related to 1.1 and 1.2 above.

2.       SYSTEM SUPPORT SERVICES

         APPRO Systems, Inc., shall provide the following system support services for the term of this Agreement:

         2.1. Telephone consulting and on-site support between the hours of 7 A.M. and 6 P.M. Central time, Monday through Friday (except holidays).

         2.2. APPRO Systems, Inc., will provide same day response or within one (1) business day to software problems resulting in either a solution or a status report and approach to resolving the problem.

         2.3. Telephone support after hours (i.e., 6:00 P.M., Central time, Monday through Friday) or in excess of eight (8) hours per day will be charged to the User at the rate of $200 per hour.*

         2.4. Required on-site support time will be covered under this Agreement, except as provided in 8.2 of the Purchase and License Agreement. All associated travel expenses will be billed separately at actual expense.

3.       FEES

         The above services shall be provided at a cost of Ten Thousand Nine Hundred and Twenty Dollars ($10,920.00) for one year, and thereafter adjusted annually as a per annum fee, in accordance with APPRO Systems, Inc.'s then-current price schedule.

Purchaser agrees that any charges for software maintenance or system services not covered by this agreement or by a separate Premium Support Services Agreement will be paid for within ten (10) days of receipt of invoices. Such services shall be charged at APPRO Systems' normal consulting rate of $100 per hour* if provided during normal hours or at $200 per hour if provided after APPRO's normal operating hours as described in Paragraph 2 above.

                   ADDENDUM TO PURCHASE AND LICENSE AGREEMENT

LICENSEE NAME:
LICENSE NUMBER:

This Addendum to Purchase and License Agreement (the "Addendum") is made this 8 day of August, 1995, by and between LONG BEACH ACCEPTANCE CORP. (Purchaser"), and APPRO Systems, Inc. ("APPRO").

Except as expressly set forth in this Addendum, the terms and conditions of that certain Purchase and License Agreement previously entered into by and between the parties (the "Agreement") will continue to govern the relationship between the parties for all purposes.

1.       BACKGROUND

1.1. NADA Services Corporation has developed a motor vehicle valuation software program known as NADASC and is in the business of licensing copies to subscribers along with regularly updated files containing used vehicle valuation information contained in the NADASC (collectively, "NADASC"). APPRO and NADASC have entered into an Agreement granting APPRO the rights to make NADASC operational on APPRO products and to grant non-exclusive, non-transferable sub-licenses to use NADASC.

2.       LICENSE GRANT

2.1. APPRO hereby grants a non-exclusive non-transferable sub-license to use the object code version only of NADASC until this Agreement is terminated in accordance with its terms, or until Licensee ceases using the System, at which time NADASC and all copies shall either be returned to APPRO or destroyed and so certified in writing to APPRO. The license granted hereunder shall not permit Licensee to market, sub license, or utilize NADASC separate from or independent from the System.

3.       WARRANTIES

3.1. Licensee expressly agrees that the use of NADASC and use of information generated by NADASC is at Licensee's sole risk. Neither NADASC nor APPRO warrants that the use of NADASC will be uninterrupted or error free; nor does NADASC or APPRO make any warranty as to the results to be obtained from the use of NADASC.

3.2. NADASC IS DISTRIBUTED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. NEITHER APPRO NOR NADASC SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF USE OF NADASC NEITHER APPRO NOR NADASC WARRANTS THE ACCURACY, TIMELINESS, COMPLETENESS OR USEFULNESS OF NADASC OR ANY INFORMATION CONTAINED THEREIN.

4.       COPYRIGHT

4.1. Licensee may not reproduce, redistribute, re transmit, publish or otherwise transfer any information which the Licensee obtains from the use of NADASC.

4.2. Licensee agrees not to disassemble, decompile, reverse engineer, or otherwise modify NADASC.

4.3. Licensee agrees that NADASC shall not be used as a data source from which a new valuation database or valuation system may be created, and that vehicles will be valued individually. Licensee further agrees that any change in the use of NADASC shall require the prior written consent of APPRO and NADASC.

4.4. Licensee may make one backup copy of the NADASC using standard server back-up procedures. Licensee may use the NADASC solely at the Installation Site.

5.       CONFIDENTIALITY

5.1. Licensee acknowledges and agrees that NADASC, the vehicle valuation contained therein, all enhancements and derivative works, are the sole property of NADASC and subject to a valid copyright. Licensee acknowledges that NADASC has created NADASC at great time and expense and the Data contain proprietary information protected by copyright and trade secret laws. Licensee further acknowledges that NADASC may suffer great harm if Licensee or its employees disclose NADASC to a third party. Licensee, therefore, agrees to:

         5.1.1.   hold NADASC in strict confidence;

         5.1.2. disclose NADASC only to Licensee's employees to whom knowledge is required for its proper use hereunder;

         5.1.3.   cause such employees to hold NADASC in strict confidence; and

         5.1.4. take steps to prevent the accidental or otherwise unauthorized disclosure of NADASC and the Data.

6.       DATA UPDATES

6.1. During the Term of this Agreement and any extensions thereof, NADASC will provide to APPRO monthly updates to all or portions of NADASC by electronic media. APPRO will make such updates available to Licensee via electronic media. It shall be the responsibility of Licensee to ensure proper installation of such updates on the System in a timely manner.

7.       COMPENSATION

7.1. Licensee agrees to pay APPRO subscription fees for use of NADASC according to the prevailing schedule of prices of APPRO.

8.       TERM

8.1. This license is for a one year period and will then continue on an annual basis unless terminated by either party with written notice given and payment of all outstanding fees by Licensee.

   LICENSEE                                     APPRO SYSTEMS, INC.

By:  /s/ George S. Ginsberg, Vice President          /s/ Craig D. Uffman
   ----------------------------------------     --------------------------------

Name: George S. Ginsberg                          Craig D. Uffman
     --------------------------------------     --------------------------------

Title   Vice President                            Vice President
      -------------------------------------     --------------------------------

                           APPLICATION FOR SERVICE


--------------------------------------------------------------------------------
Estimated Annual Accesses to NADASC and Data:
--------------------------------------------------------------------------------
Estimated Number of Workstations Having Access to
NADASC and Data:
--------------------------------------------------------------------------------
Monthly Service Fee                                                  $40
--------------------------------------------------------------------------------
Setup Fee
--------------------------------------------------------------------------------
Annual Block Fee                                                  $1,350
--------------------------------------------------------------------------------
Other
--------------------------------------------------------------------------------
Other
--------------------------------------------------------------------------------
Amount of advance payment to accompany application
(Setup Fee plus three times the Monthly Service Fee
plus the Annual Block Fee).                                       $1,830
--------------------------------------------------------------------------------


It is understood that subscription for the applicant, if approved by APPRO Systems, Inc. will not become effective until the Addendum to Purchase and License Agreement has been duly executed by both the applicant and APPRO Systems, Inc. and applicable fees have been paid.

Name of Applicant:       Long Beach Acceptance Corp.
                         -----------------------------

Authorized Signature:       /s/ George S. Ginsberg, Vice President
                         --------------------------------------------

Dated this 8 day of August, 1995 at 690 KINDERKAMACK RD., SUITE 203
                                   ORADELL, NJ 07649

APPRO SYSTEMS, INC.
By: _______________________

                                   SOURCEFILE

                            SOFTWARE ESCROW AGREEMENT

                            (MULTIPLE BENEFICIARIES)

                  SourceFile Deposit Number:           7195
                                             --------------------------

     This Software Escrow Agreement is dated February 7th, 1996 and is by and among the following parties:

SOURCEFILE:
                                       SourceFile, Inc.
                                       A California Corporation
                                       1350 West Grand Avenue
                                       Oakland, CA 94607
                                       Tel: (800) 237-2769
                                       Fax: (800) 928-7733
OWNER:
                                       APPRO Systems, Inc.
                                       A Louisiana Corporation
                                       9489 Interline Avenue
                                       Baton Rouge, LA 70809
                                       Tel: (504) 922-4713
                                       Fax: (504) 922-4777

BENEFICIARY:

                                       Each beneficiary registered under this
                                       Agreement as provided below.

1. SOFTWARE. Owner is the owner of, or otherwise has right to, certain computer software and documentation identified in Exhibit A attached hereto. The term "Software" is used in this Agreement to mean the software identified in Exhibit A.

         Whenever the context reasonably permits, the term "Software" shall also include the "Documentation" identified in Exhibit A.

2. BUSINESS OF OWNER. Owner is the business of licensing the Software to its licensees. Owner desires to establish a Software escrow for the benefit of its licensees who desire to register with SourceFile.

3. BENEFICIARIES. Each licensee of the Software who registers with SourceFile as provided in Section 5 shall be a "Beneficiary" under this agreement until such licensee ceases to be a Beneficiary as provided in
         Section 16. The term "Beneficiaries" means all such registered licensees.

4. ESTABLISHMENT OF ESCROW. Owner hereby establishes a Software escrow with SourceFile to be governed by the terms and conditions of this Agreement. Such escrow is hereinafter referred to as the "Escrow."

5. REGISTRATIONS. To register a licensee with SourceFile, the following procedures must be followed:

         (a) Owner and licensee must complete and execute a "Certificate of Registration" in the form of Exhibit B attached.

         (b) The completed and executed Certificate of Registration must be submitted to SourceFile.

         (c) SourceFile will give written notice to Owner and licensee of receipt of the Certificate of Registration.

6. LICENSE AGREEMENT. Owner and Beneficiary have entered into one or more agreements identified in Beneficiary's Certificate of Registration pursuant to which Owner has licensed or authorized Beneficiary to use the Software. Such agreement(s) is (are) referred to herein as the "License Agreement." This Software Escrow Agreement is intended by the Parties to be supplementary to the License Agreement. Specifically, the Parties intend that this Software Escrow Agreement by an "agreement supplemental to any license agreement" within the meaning of Section 365(n) of the U. S. Bankruptcy Code (11 U.S.C. 365(n)). If Owner is a debtor in possession or if a trustee under the U. S. Bankruptcy Code rejects this Agreement and/or the License Agreement, Beneficiary may elect to retain its rights as provided in Section 365(n).

7. INITIAL DEPOSIT. Owner shall deliver to SourceFile the Initial Deposit described in Exhibit C.

8. DEPOSIT UPDATES. Owner shall deliver to SourceFile Deposit Upgrades as described in Exhibit C.

9. DEPOSIT PROCEDURE. The Initial Deposit and each Deposit Update shall be made and delivered by Owner to SourceFile in accordance with the following:

         (a) Owner shall clearly label and identify all materials and items included in the deposit (i.e., Initial Deposit or Deposit Update.)

         (b) Owner shall complete SourceFile's then-current "Deposit Inventory Form" for each deposit. The Deposit Inventory Form must include a list clearly identifying all materials and items included in the deposit so that SourceFile can cross-reference the list with the labeling and identification by Owner in (a) above.

         (c) Owner shall deliver the deposit and Deposit Inventory Form to SourceFile.

         (d) After receiving the deposit and Deposit Inventory Form, SourceFile will verify that the deposit includes the materials and items identified in the Deposit Inventory Form. This verification consists only of cross-referencing the list of materials and items in the Deposit Inventory Form with the labels and identification in the deposit. SourceFile is not responsible for verifying the completeness, accuracy, suitability, safety, quality, or content of the deposit.

         (e) SourceFile shall give written notification to Owner and each Beneficiary of the receipt of the deposit. If SourceFile determines that there is a discrepancy between the deposit and the Deposit Inventory Form, such notification shall include a description of the discrepancy.

         (f) Owner shall promptly correct any such discrepancy by making an additional Deposit Update in accordance with this Section 9.

         (g) SourceFile shall place the deposit in secure vault storage for safekeeping.

10. DEFINITION OF DEPOSIT. As hereinafter used, the term "Deposit" shall mean all materials and items delivered by Owner to SourceFile in accordance with Sections 7, 8 and 9. The "Deposit" shall cease to include any materials or items returned or destroyed in accordance with
         Section 11. The Parties agree that the Deposit compromises "embodiments of software" as that term is used in Section 365(n) of the U. S. Bankruptcy Code(11 U.S.C. 365(n)).

11. REPLACEMENT OF OBSOLETE DEPOSIT MATERIALS. It is contemplated that over time certain of the materials or items in the Deposit may become obsolete, outdated, or redundant. To the extent that such materials or items become obsolete, outdated, or redundant because of Deposit Updates, Owner may identify for SourceFile the obsolete, outdated or redundant materials or items and instruct SourceFile to destroy or return the obsolete, outdated or redundant materials or items identified by Owner. Such identification shall be made in writing in the Deposit Inventory Form of a Deposit Update and must be consistent with the labeling and identification used by Owner under 9. (a) above. SourceFile will give beneficiary written notice of Owner's instructions to return or destroy the identified materials or items. If SourceFile does not receive a written objection from Beneficiary within 30 days of the date that such notice is mailed or otherwise delivered by to Beneficiary, then SourceFile shall return or destroy the materials or items in accordance with Owner's instructions. If Beneficiary objects in writing in a timely manner, then the matter shall be resolved by Owner and Beneficiary in accordance with Section 19.

12. RELEASE OF DEPOSIT - REQUEST OF BENEFICIARY. Beneficiary shall be entitled to receive a copy of the Deposit upon occurrence of the Release Condition described in Exhibit D. Upon occurrence of the Release Condition, the following procedure shall apply:

         (a) Beneficiary shall give written notice to SourceFile informing SourceFile that the Release Conditions has occurred, shall request SourceFile in writing to release a copy of the Deposit to Beneficiary, and shall pay the non-refundable Release Fee to SourceFile.

         (b) After all the conditions in 12. (a) have been met, SourceFile shall promptly give Owner written notice of Beneficiary's notice and request for release.

         (c) If Owner does not dispute Beneficiary's right to a copy of the Deposit within two weeks of receipt of the notice from SourceFile, then SourceFile shall release a copy of the Deposit to Beneficiary.

         (d) If Owner disputes Beneficiary's right to a copy of the Deposit, then Owner must be given written notice of such dispute to SourceFile prior to the conclusion of the two-week period. If SourceFile receives such timely notice of dispute, SourceFile will not release a copy of the Deposit to Beneficiary until the dispute is resolved by Owner and Beneficiary in accordance with Section 19. Such resolution will determine whether or not Beneficiary is entitled to receive from SourceFile a copy of the Deposit.

         (e) SourceFile has no obligation to determine whether or not Beneficiary is entitled to a copy of the Deposit. SourceFile may rely upon the resolution reached in accordance with
                  Section 19.

13. RELEASE OF DEPOSIT - OWNER'S INSTRUCTIONS. Upon receipt of written instruction from Owner and the receipt of the Reduced Release Fee, SourceFile shall release a copy of the Deposit to each Beneficiary designated in the instruction.

14. USE OF RELEASED DEPOSIT. If a copy of the Deposit is released to Beneficiary under Section 12 or 13, Beneficiary may only use the deposit as permitted in Exhibit D.

15.      FEES. SourceFile shall receive the following fees and payments.

         (a) INITIAL FEE, Upon execution of this Agreement, Owner shall pay the Initial Fee to SourceFile. The Initial Fee includes payment for establishment of the Escrow and for the first year of the Escrow.

         (b) ANNUAL RENEWAL FEE. Until termination of the Escrow, Owner shall pay to SourceFile, an Annual Renewal Fee payable in advance of the year for which it is applicable.

         (C) BENEFICIARY FEES. Each Beneficiary must pay a Registration Fee to SourceFile at the time of registration. This entitles the Beneficiary to registration for the remainder of the contract year in which the Registration Fee is paid. Thereafter and until the Beneficiary ceases to be a "Beneficiary" (see
                  Section 16), the Beneficiary shall pay to SourceFile an Annual Beneficiary Fee.

         (d) DEPOSIT UPDATE FEE. Owner is entitled to make four Deposit Updates per contract year at no extra charge. If Owner makes more than four Deposit Updates in a contract year, Owner shall pay the Deposit Update Fee to SourceFile for each extra Deposit Update. The Deposit Update Fee is payable in advance.

         (e) RELEASE FEE. Each Beneficiary requesting a release of a copy of the Deposit under Section 12 shall pay the Release Fee to SourceFile. If copies of the Deposit are released at the instruction of Owner under Section 13, Owner shall pay a Reduced Release Fee to SourceFile for each Beneficiary receiving a copy of the Deposit. The Reduced Release Fee shall equal thirty percent (30%) of the Release Fee.

         (f) EXCESS STORAGE CHARGES. If the vault storage requirement for the Deposit exceeds two cubic feet, then Owner will pay the Excess Storage Charge.

         (g) INCREASES. All Fees and Charges are subject to increase by SourceFile upon advance written notice to Owner and Beneficiary. SourceFile's then-current Fees and Charges shall be payable. There shall be no increase during the first contract year. The Fees and Charges in effect on the date of this Agreement are set forth in Exhibit E. Increases in Fees shall not exceed the annual percentage increases in the Consumer Price Index - All Items and Major Group Figures for All Urban Consumers (1982-84=100).

         (h) COSTS. Each Beneficiary shall pay SourceFile for reasonable costs incurred by SourceFile in producing and delivering copies of the Deposit to the Beneficiary. All other costs reasonably incurred by SourceFile in connection with this Agreement are reimbursable by Owner to SourceFile. Costs are not included in the above Fees and Charges and are payable in addition to the above Fees and Charges.

16. TERMINATION OF BENEFICIARY'S REGISTRATION. Beneficiary's registration will terminate and Beneficiary will cease to be a "Beneficiary" under this Agreement if any of the following occurs:

         (a) Beneficiary gives written notice of such termination to SourceFile.

         (b) The License Agreement terminates. In the event of such termination, Beneficiary and Owner will give written notice thereof to SourceFile.

         (c) Beneficiary breaches this Agreement or fails to make payment to SourceFile as provided in this Agreement and does not cure breach or make such payment within 15 days of written notice of such breach or failure.

         (d)      The Escrow terminates.

SourceFile will have no obligation or liability to Beneficiary after such termination. Termination a Beneficiary's registration shall not affect the other Beneficiaries.

17. TERMINATION OF ESCROW. This Escrow may be terminated by either Owner or SourceFile upon 90 days advance written notice of termination to the other Party and to Beneficiary. Upon termination the following shall apply:

         (a) SourceFile shall either return the Deposit to Owner or destroy the Deposit, whichever Owner requests. If destruction is requested, SourceFile will certify in writing to Owner that such destruction has occurred.

         (b) SourceFile shall have no obligation or liability to Owner or Beneficiary after termination.

18.      ESTABLISHMENT OF SUBSTITUTE ESCROW. During the 90 day period under
         Section 17, Owner shall establish a substitute Software escrow with a third party escrow agent for the benefit of Beneficiary. The substitute Software escrow must be approved by Beneficiary but such approval will not be unreasonably withheld or delayed. If necessary, this matter shall be resolved in accordance with Section 19. If more than 90 days is needed to establish the substitute Software escrow and if SourceFile receives written notice from Owner or Beneficiary of such need prior to the end of such 90 days, then the 90 day period under Section 17 shall be extended as reasonably necessary and the Escrow shall not terminate until SourceFile receives written notice from Owner that the substitute Software escrow has been established and approved. Notwithstanding the foregoing, SourceFile may terminate the Escrow is SourceFile does not continue to receive payments to which it is entitled under this Agreement.

19. DISPUTE RESOLUTION. In the event of a dispute the parties shall resolve the dispute pursuant to the terms of the Licensing Agreement. Any and all disputes shall be resolved according to Louisiana law and venue for any such action shall be in the Middle District of Louisiana.

20.      PROTECTION OF THE DEPOSIT.

         (a)      SourceFile shall keep the Deposit in vault storage.

         (b) SourceFile shall not disclose or reveal the Deposit or any part thereof to any other person except as provided in this Agreement.

         (c) If any of the materials or items comprising the Deposit are damaged, destroyed or lost by fire, theft, accident, or other mishap or cause, Owner shall submit to SourceFile such Deposit Updates as are necessary to replace the damaged, destroyed or lost materials or items. There shall be no Deposit Update Fees charged to Owner for such updates.

21.      PROTECTION OF SOURCEFILE.

         (a) NO OTHER OBLIGATIONS. This Agreement expressly sets forth all the duties and obligations of SourceFile with respect to any and all matters relating to this Agreement, the Escrow or the Deposit. SourceFile has not implied duties or obligations. SourceFile has not obligation under the License Agreement or any other agreement between the other Parties hereto except for this Software Escrow Agreement.

         (b) INDEMNIFICATION. SourceFile shall not be liable, except for its own gross negligence or willful misconduct. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against SourceFile, the other Parties hereto shall jointly and severally indemnify and hold harmless SourceFile and its directors, officers, employees, shareholders, and representatives from and against any and all liabilities, claims, actions, judgments, damages, losses and expenses, including attorneys' fees, arising out of or relating to this Software Escrow Agreement, the Escrow, or the Deposit.

         (c) DEPOSITORY ONLY. SourceFile acts hereunder as a depository only and is not responsible or liable for the completeness, accuracy, suitability, safety, quality, content, sufficiency, correctness, genuineness or validity of the Deposit or any document submitted to SourceFile or the execution of the same or the identity, authority, or rights of any person executing or depositing the same.

         (d) UNCERTAINTY. Notwithstanding anything in this Agreement to the contrary, if SourceFile is uncertain as to any duty, obligation, demand, or right, SourceFile may hold the deposit and refrain from taking any action and wait for a final resolution under Section 19 or a court order.

         (e) RELIANCE. SourceFile shall not incur any liability in acting upon any notice, request, waiver, consent, receipt or other paper or document believed by SourceFile to be genuine or to be signed by the proper party or parties, or in acting upon any resolution under Section 19 or any court order.

         (f) LEGAL COUNSEL. SourceFile may consult with legal counsel in the event of any dispute or question as to its duties or obligations hereunder and shall not be held to any liability for acting in accordance with advise so received.

         (g) EXTRAORDINARY SERVICES. In addition to the Fees and Charges for the usual services of SourceFile under this Agreement (see
                  Section 15 and Exhibit E), SourceFile shall be entitled to additional compensation should SourceFile be requested or required to perform any additional or extraordinary service; and SourceFile shall be reimbursed for any out-of-pocket expenses (including, without limitation, fees of counsel) reasonably incurred in connection with such additional or extraordinary services. Extraordinary services include, but are not limited to, any involvement of SourceFile, at the request or demand of Owner or Beneficiary, in any dispute resolution between Owner and Beneficiary.

         (h) COMPLIANCE. SourceFile shall have no responsibility to insure compliance by any Beneficiary with Section 14.

         (i) DISCLAIMER. SOURCEFILE MAKES NO WARRANTY NOT EXPRESSLY SET FORTH HEREIN. ANY IMPLIED WARRANTIES ARE DISCLAIMED AND EXCLUDED BY SOURCEFILE.

         (j) LIMITATIONS ON LIABILITY. FOR ANY AND ALL CLAIMS AND CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, TORT, FRAUD, MALPRACTICE, ETC.) SOURCEFILE'S AGGREGATE LIABILITY TO OWNER SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY OWNER TO SOURCEFILE UNDER THIS AGREEMENT AND SOURCEFILE'S AGGREGATE LIABILITY TO A BENEFICIARY SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY THE BENEFICIARY TO SOURCEFILE
                  UNDER THIS AGREEMENT. IN NO EVENT SHALL SOURCEFILE BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES.

         (k)      ALLOCATION OF RISK. This Agreement in general, and this
                  Section 21 in particular, defines a mutually agreed-upon allocation of risk and the Fees payable to SourceFile have been reduced to reflect this allocation of risk.

22.      GENERAL PROVISIONS.

         (a) INTERPRETATION. Section and subsection headings are used for convenience of reference only and shall not limit or affect any interpretation of any section or subsection. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule or strict construction shall be applied by any Party.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the Parties relating to the Escrow.

         (c) NON-WAIVER. The failure of SourceFile to insist upon strict compliance with the terms hereof by Owner and Beneficiary in any instance, shall not constitute a waiver of SourceFile's right to subsequently require strict compliance with the terms of this Agreement.

         (d) GOVERNING LAW. This Agreement is made and entered into in the state of Louisiana. This Agreement, the Escrow and the relationship of SourceFile with the Owner and Beneficiary shall be governed and construed under and in accordance with the laws of the state of Louisiana. Furthermore, in the event of any dispute between SourceFile and Owner or between SourceFile and Beneficiary, such dispute shall be conducted in Baton Rouge, Louisiana and the Parties hereby agree and submit to such jurisdiction and venue.

         (e) NOTICES. All notices and other communications under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail or by commercial courier or by facsimile transmission to the address or fax number indicated for the intended Party at the beginning of this Agreement or, in the case of Beneficiary, on Beneficiary's Certificate of Registration, to such substitute address or fax number as any party may designate for itself by proper notice to the other Parties.

         (f) MODIFICATION. This Agreement may only be modified, amended or rescinded by a writing signed by all affected Parties.

         (g) FORCE MAJEURE. Except for obligations to make payment, no Party shall be liable for any failure to perform arising from causes beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, accident, acts of public enemies, war, insurrection, sabotage, illness, labor disputes or shortages, product shortages, failure or delays in transportation, inability to secure materials, parts or equipment, acts of God, or acts of any governmental authority or agency thereof.

         (h) BINDING. This Agreement shall be binding upon the Parties and their permitted successors, assigns and trustees.

         (i) EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

READ, AGREED TO AND ACCEPTED BY:

         Appro  Systems, Inc.                                        (OWNER)
         ------------------------------------

         BY (SIGNATURE):              /s/ Craig D. Uffman
                          ---------------------------------------------------
         NAME (PRINT):                CRAIG D. UFFMAN
                          ---------------------------------------------------
         TITLE:                       VICE PRESIDENT
                          ---------------------------------------------------


SOURCEFILE

         BY (SIGNATURE):             /s/ T.R. Morehouse
                          ---------------------------------------------------
         NAME (PRINT):               T.R. MOREHOUSE
                          ---------------------------------------------------
         TITLE:                      PRESIDENT
                          ---------------------------------------------------

                                    EXHIBIT A

                                    SOFTWARE

APPRO MP-100 V4.0 System Software
APPRO Auditor System V4.0
APPRO OnLine Carbook
APPRO Advanced Report Writer
APPRO Electronic Archiving
APPRO New Account Setup Module for batch upload of new
             account records to Hogan Host Database via 3270 emulation gateway APPRO WAN License
Implementation of Fair Isaac Revolving Credit Scorecard
Implementation of Fair Isaac Indirect Loan Pooled Data Scorecard

                                  DOCUMENTATION

APPRO Concepts Manual
APPRO Application Origination Manual
APPRO Analyst Manual
APPRO System Administration Manual

                                    EXHIBIT A

                                    SOFTWARE








                                  DOCUMENTATION

                                   EXHIBIT B

                           CERTIFICATE OF REGISTRATION

         SourceFile Deposit Number: ___________________________________

Owner:                  __________________________________________________

                        __________________________________________________


Beneficiary:            __________________________________________________

                        __________________________________________________

                        __________________________________________________

                        Tel:______________________________________________

                        Fax:______________________________________________

Beneficiary's Contact Person:_____________________________________________

This Certificate of Registration applies to the above identified SourceFile Deposit and the Software Escrow Agreement dated ___________________, 19_____ to which Owner and SourceFile ("SourceFile") are parties (the "Escrow Agreement").

Owner and Beneficiary have entered into one or more other agreements identified below:

         _____________________________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________

Such agreement(s) (including addendums or amendments thereto, if any) is
(are) referred to in the Escorts Agreement as the "License Agreement."

Beneficiary has received and reviewed a copy of the Escrow Agreement. Beneficiary agrees to the terms and conditions of the Escrow Agreement and is hereby made a Party thereto. Beneficiary is entitled to the rights and benefits of a "Beneficiary" under the Escrow Agreement and accepts the obligations of a "Beneficiary" under the Escrow Agreement.

AGREED AND ACCEPTED BY:

OWNER                                  BENEFICIARY

By:_______________________________     By:________________________________

Title:____________________________     Title:_____________________________

Date:_____________________________     Date:______________________________

                                    EXHIBIT C

                                 INITIAL DEPOSIT







                                 DEPOSIT UPDATES

Owner shall update the Deposit by submitting to SourceFile all of the materials and items identified above for any new versions of the Software provided by Owner to Beneficiary under the License Agreement.

                                    EXHIBIT D

                               RELEASE CONDITIONS

The "Release Condition" shall be deemed to have occurred if any one of more of the following conditions is satisfied.

1. Owner becomes insolvent or admits insolvency or admits a general liability to pay its debts as they become due.

2. Owner files a petition for protection under the Bankruptcy Code of the United States.

3. An involuntary petition is filed against Owner an is not dismissed within 90 days thereafter.

4. Owner fails to maintain the Software as obligated in the License Agreement and does not correct such failure within 60 days of receipt of written notice from Beneficiary of such failure.




                        PERMITTED USE OF RELEASED DEPOSIT

In the event that a copy of the Deposit is released to Beneficiary, the following shall apply:

1. Beneficiary may only use the Deposit to maintain the Software. The maintained Software may be used in accordance with the License Agreement.

2. Beneficiary may not disclose the Deposit to any third party and shall keep the Deposit confidential.